Exhibit 5.1

Sullivan & Worcester LLP One Post Office Square Boston, MA 02109	T 617 338 2800 F 617 338 2880 www.sandw.com

August 27, 2009

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts 02458

Re:          Hospitality Properties Trust Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) of Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), and the other co-registrants named therein, proposed to be filed by the Company and such co-registrants with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below.  As used herein, the term “Capital Trust” refers to each of HPT Capital Trust I and HPT Capital Trust II, each a Maryland business trust and a co-registrant named in the Registration Statement, and the term “Registrant” refers to each of the Company and each Capital Trust.

You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) common shares of beneficial interest, $.01 par value per share, of the Company (the “Common Shares”), (iii) preferred shares of beneficial interest, $.01 par value per share, of the Company (the “Preferred Shares”), (iv) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (v) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), (vi) trust preferred securities of the Capital Trusts (the “Trust Preferred Securities”) and (vii) guarantees by the Company of the Trust Preferred Securities (the “Trust Guarantees” and, together with the Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares and the Trust Preferred Securities, the “Registered Securities”), in each case which may be offered from time to time by the Registrants and/or security holders of the Company, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).  As described in the Registration Statement and the

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Prospectus, Registered Securities may be offered as units with other Registered Securities, and Common Shares may include a right to purchase Common Shares or other securities.  As described in the Prospectus, (i) the Debt Securities will be issued in one or more series pursuant to the Indenture, dated as of February 25, 1998 (the “1998 Indenture”), between the Company and U.S. Bank National Association, as successor trustee, or one or more other indentures, substantially in the form of Exhibit 4.9, Exhibit 4.10 or Exhibit 4.11 to the Registration Statement (collectively with the 1998 Indenture, each an “Indenture”), between the Company and the trustee party thereto (including U.S. Bank National Association, each, a “Trustee”); (ii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (iii) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (iv) the Trust Guarantees will be issued in one or more series pursuant to one or more guarantee agreement indentures, substantially in the form of Exhibit 4.25 to the Registration Statement (each a “Guarantee Agreement”), between the Company and the trustee party thereto (each, a “Guarantee Trustee”).  Each Indenture, Depositary Agreement, Warrant Agreement and Guarantee Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Depositary Shares or Warrants are referred to herein as “Related Documents”.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and originals or copies, identified to our satisfaction, of such records, agreements and instruments of the Registrants and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.  As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in documents we have examined.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We have also assumed in connection with the opinions expressed below that: (i) the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland, (ii) each Capital Trust is a Maryland business trust duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland, (iii) each Registrant has the requisite organizational and legal power and authority to issue and offer the Registered Securities to be issued or offered by it and enter into and perform its obligations under the Related Documents to which it is or will be a party, and the issuance of each Registrant’s Registered

Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by any Registrant, will be duly authorized and approved on behalf of each applicable Registrant (such approvals referred to herein as the “Trust Proceedings”), (iv) the Trust Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the charter and bylaws of each applicable Registrant, and (B) not in conflict with any contractual or other restrictions which are binding on such Registrant, (v) each Trustee, Depositary, Warrant Agent and Guarantee Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into perform its obligations under the Related Documents to which it is a party, (vi) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Registrants, and (vii) except in the case of the 1998 Indenture and the forms of the other Indentures and of the Guarantee Agreements, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts and the State of New York and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.  Insofar as this opinion involves matters of Maryland law we have relied on the opinion of Venable LLP dated August 27, 2009, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

(1)           Each series of Debt Securities will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities, (ii) the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the applicable Indenture or any related supplemental indenture, (iii) all Trust Proceedings relating to such series of Debt Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (v) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Trust Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Trust Proceedings.

(2)           Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act and a Prospectus Supplement will have been prepared and filed with the Commission describing the Depositary Shares and the related Depositary Receipts, (ii) all Trust Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Trust Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Depositary Agreement and Trust Proceedings.

(3)           Each series of Warrants will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and a Prospectus Supplement will have been prepared and filed with the Commission describing the Warrants, (ii) all Trust Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Trust Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Trust Proceedings.

(4)           Each Trust Guarantee will be a valid and binding obligation of the Company when (i) the Registration Statement shall have become effective under the Securities Act and a Prospectus Supplement will have been prepared and filed with the Commission describing the Trust Guarantee and the applicable Guarantee Agreement, (ii) the applicable Guarantee Agreement shall have been qualified under the TIA and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the applicable Guarantee Agreement or any related supplemental guarantee agreement, (iii) all Trust Proceedings relating to such Trust Guarantee and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Guarantee Agreement shall have been duly executed and delivered by the Company and the applicable Guarantee Trustee, (v) such Trust Guarantee shall have been duly executed by the Company as provided in the applicable Guarantee Agreement and Trust Proceedings and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (vi) the related Trust Preferred Securities shall have been validly issued by the applicable Capital Trust, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Trust Proceedings.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Validity of the Offered Securities” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.  This opinion is rendered solely to you in connection with the matters described above.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP